UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    Extend Term of Warrants

On July 31, 2006, our Board of Directors extended the term of the warrants that were due to expire on January 31, 2007 at 5:00 PM (Eastern time). As a result of the changes, the warrants are exercisable at $3.25 per share until January 31, 2007 and $3.75 per share from February 1, 2007 until January 31, 2008. The new expiration date is January 31, 2008 at 5:00 PM (Eastern time). There were no other changes in the terms of the warrants. The warrants were distributed on July 20, 2006 by Action Products to its shareholders of record on January 18, 2006.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

Exhibit No.	Description
10.1	First Amendment dated July 31, 2006 to the Warrant Agreement dated June 16, 2006 by and between Action Products International, Inc. and Registrar and Transfer Company.

99.1	Press Release dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ JOHN OLIVER
John Oliver Chief Financial Officer

Date: August 1, 2006